Exhibit 99.1


Signature Pages

GLOBAL UNDERVALUED SECURITIES MASTER FUND, L.P.
By:  Kleinheinz Capital Partners, Inc., its general partner
By:  /s/ John B. Kleinheinz
Name: John B. Kleinheinz
Title: President
Date: 02/24/2016

KLEINHEINZ CAPITAL PARTNERS, INC.
By:  /s/ John B. Kleinheinz
Name: John B. Kleinheinz
Title: President
Date: 02/24/2016

JOHN B. KLEINHEINZ
 /s/ John B. Kleinheinz
Date: 02/24/2016